Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-126086) of Colonial Realty Limited Partnership of our report dated February 29, 2008 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Colonial Realty Limited Partnership, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 29, 2008